EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

A&B Bolt & Supply, Inc.
ARC Disposition, Inc.
Cor-Val Holdings, Inc.
Cor-Val LP, Inc.
Cor-Val, L.P.
Landreth Metal Forming, Inc.
Manifold Valve Services, Inc.
O&M Equipment Holdings, Inc.
O&M Equipment LP, Inc.
O&M Equipment, L.P.
OF Acquisition, L.P.
Philform, Inc.
Pipeline Valve Specialty, Inc.
Preferred Industries Holdings, Inc.
Preferred Industries LP, Inc.
Preferred Industries, L.P.
The Rex Group, Inc.
Rex Machinery Movers, Inc.
T-3 Canadian Holdings, Inc.
T-3 Custom Coating Applicators, Inc.
T-3 Energy Services Canada, Inc.
T-3 Financial Services LP, Inc.
T-3 Financial Services, L.P.
T-3 Investment Corporation I
T-3 Investment Corporation II
T-3 Investment Corporation III
T-3 Investment Corporation IV
T-3 Investment Corporation V
T-3 Investment Corporation VI
T-3 Machine Tools, Inc.
T-3 Management Holdings, Inc.
T-3 Management LP, Inc.
T-3 Management Services, L.P.
T-3 Nova Scotia ULC
T-3 Oilco Energy Services Partnership
T-3 Oilco Partners ULC
T-3 Property Holdings, Inc.
T-3 Support Services, Inc.
United Wellhead Services, Inc.

EX-4